Exhibit 16

Lock-Up Agreement

August 16, 2012

Citigroup Global Markets, Inc.

390 Greenwich Street New York,

New York 10013

Ladies and Gentlemen:

Each of the undersigned agrees that until September 15, 2012 (the “Lock-Up Period”), it will not, without the prior written consent of Citigroup Global Markets, Inc. (“Citi”), (i) sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock, par value $0.01 per share (the “Common Stock”), of General Growth Properties, Inc., a Delaware corporation (the “Company”), or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any hypothecation, pledge, swap or other arrangement that transfers, or is designed to or reasonably could be expected to result in a transfer of, to another, in whole or in part, during the Lock-Up Period any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) offer, contract, agree or publicly announce during the Lock-Up Period an intention to effect any transaction specified in clause (i) or (ii).

The foregoing sentence shall not apply to (a) any transactions with the Company, (b) any transactions with affiliates of any of the undersigned or with any investment fund or other entity controlled or managed by any of the undersigned, provided that the transferee agrees in writing with Citi to be bound by terms of this Lock-Up Agreement or (c) any transactions with respect to Common Stock pledged in connection with existing financing arrangements of any of the undersigned in accordance with the terms of such financing arrangements.

[signature page follows]

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours very truly,

BREP (GGP) VI–A L.P.

By:	Blackstone Real Estate Associates VI (GGP) L.L.C., its General Partner

By:	Blackstone Real Estate Associates VI L.P., its Sole Member

By:	BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BREP (GGP) VI L.P.

By:	Blackstone Real Estate Associates VI (GGP) L.L.C., its General Partner

By:	Blackstone Real Estate Associates VI L.P., its Sole Member

By:	BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BREP (GGP) VI.TE.1 L.P.

By:	Blackstone Real Estate Associates VI (GGP) L.L.C., its General Partner

By:	Blackstone Real Estate Associates VI L.P., its Sole Member

By:	BREA VI L.L.C., its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

[Signature Page to Lock-Up Agreement]

BREP (GGP) VI.TE.2 L.P.

By:	Blackstone Real Estate Associates VI (GGP) L.L.C.,
its General Partner

By:	Blackstone Real Estate Associates VI L.P.,
its Sole Member

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

[Signature Page to Lock-Up Agreement]

BLACKSTONE REAL ESTATE PARTNERS VI.F L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

[Signature Page to Lock-Up Agreement]

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

By:	BREP VI Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BLACKSTONE GGP PRINCIPAL TRANSACTION PARTNERS L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

[Signature Page to Lock-Up Agreement]